Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-1 (Nos. 333-164039 and 333-161344), Forms S-3 (Nos. 333-235324, 333-228598, 333-214315, 333-214311, 333-213484, 333-202737, 333-191922, 333-188718, 333-178532, 333-178073, 333-178072, 333-144109, 333-137329, 333-132310, 333-124065, and 333-113065), and Forms S-8 (Nos. 333-256255, 333-238616, 333-230621, 333-223836, 333-210117, 333-202741, 333-198920, 333-194596, 333-190970, 333-180692, 333-170252, 333-136225, 333-124066, and 333-120072) of Arrowhead Pharmaceuticals, Inc. of our report dated November 22, 2021, with respect to the consolidated balance sheets of Arrowhead Pharmaceuticals, Inc. and Subsidiaries as of September 30, 2021 and September 30, 2020, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2021, and the effectiveness of internal control over financial reporting as of September 30, 2021, which reports appear in the September 30, 2021 annual report on Form 10-K of Arrowhead Pharmaceuticals, Inc.

Rose, Snyder & Jacobs LLP

Encino, California

November 22, 2021